UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

FEDERAL HOME LOAN BANK OF CHICAGO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51401	36-6001019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Drive Chicago, Illinois		60601
		(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code:
(312) 565-5700

Former name or former address, if changed since last report:
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2013, the Board of Directors of the Federal Home Loan Bank of Chicago (the “Bank”) approved an amendment (the “Employment Agreement Amendment”) to the employment agreement between the Bank and its President & CEO, Matthew R. Feldman. Compensation actions affecting the Bank's executive officers, including the Employment Agreement Amendment, are subject to prior review by the Federal Housing Finance Agency (“FHFA”). After receiving a letter of non-objection from the FHFA, the Bank entered into the Employment Agreement Amendment with Mr. Feldman on July 23, 2013. The Employment Agreement Amendment, effective as of January 1, 2013, (i) revises Mr. Feldman's employment agreement to allow Mr. Feldman to participate in the Bank's new President and Executive Team Incentive Compensation Plan, as described in a Form 8-K filed by the Bank on June 14, 2013 and (ii) terminates Mr. Feldman's participation in the President's Short-term Incentive Compensation Plan except for payment of the final deferred portion of Mr. Feldman's incentive award under that plan for the 2011 plan year, as described beginning on page 106 of the 2011 Form 10-K filed by the Bank on March 16, 2012.

Signature(s)

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Chicago

Date: July 24, 2013	By: /s/ Peter E. Gutzmer
Peter E. Gutzmer Executive Vice President, General Counsel and Corporate Secretary